Exhibit 99.1

PRESS RELEASE

Chiesi Global Rare Diseases and Protalix BioTherapeutics Announce European Commission Authorization of PRX-102 (pegunigalsidase alfa) for the Treatment of Fabry Disease

- PEGylated enzyme replacement therapy designed to provide a long half-life -

PARMA, Italy, BOSTON and CARMIEL, Israel, May 5, 2023 – Chiesi Global Rare Diseases, a business unit of the Chiesi Group established to deliver innovative therapies and solutions for people affected by rare diseases, and Protalix BioTherapeutics, Inc. (NYSE American:PLX), a biopharmaceutical company focused on the development and commercialization of recombinant therapeutic proteins expressed through its proprietary plant cell-based expression system, ProCellEx®, today announced that the European Commission (EC) has granted marketing authorization to PRX-102 (pegunigalsidase alfa) in the European Union (EU) for the treatment of adult patients with Fabry disease.

“People living with Fabry disease often perceive their disease as burdensome and still experience unmet medical needs,” said Giacomo Chiesi, head of Chiesi Global Rare Diseases. “Our deepest gratitude to all patients and patient advocates who have stood shoulder-to-shoulder with clinical researchers, scientists and regulators during the clinical development program, providing the data needed for this approval. I believe this is a vital ingredient in bringing innovation to the real lives of patients and enabling hope and definitive, integrated solutions.”

“We are delighted that the European Commission has approved PRX-102 for the treatment of adult patients with Fabry disease. The EU authorization is a testament to our commitment to deliver innovative therapies and solutions for people affected by rare diseases,” said Diego Ardigò, M.D., Ph.D., head of research and development of Global Rare Diseases at the Chiesi Group. “As a certified B Corp we are committed to ensuring access to PRX-102 to as many people living with Fabry disease as possible and thank those who participated in our extensive clinical research program. It is important to deliver this new treatment option to reduce the burden of this chronic disease on patients, their families, and the healthcare system.”

“The European Commission’s approval of PRX-102 is a significant milestone for patients with Fabry disease and their families, providing a new therapeutic option,” said Dror Bashan, Protalix's President and Chief Executive Officer. “We are proud of this achievement and believe that this approval further validates our science and technology. Based on solid results from our robust clinical programs, PRX-102 has the potential to be widely used for many years to come. Together with Chiesi, we remain committed to meeting the needs of patients with Fabry disease and bringing this new treatment option to market.”

PRESS RELEASE

PRX-102 is a PEGylated enzyme replacement therapy (ERT). It is a recombinant human α-Galactosidase-A enzyme expressed in plant-cell culture that is designed to provide a long half-life.

The EC authorization of PRX-102 is based on results from a comprehensive clinical development program in more than 140 patients with up to 7.5 years of treatment. It has been studied in both ERT-naïve and ERT-experienced patients, including a head-to-head trial that met its primary endpoint, with PRX-102 demonstrating non-inferior efficacy to agalsidase beta in controlling kidney disease as evaluated by the estimated glomerular filtration rate (eGFR) decline.

Pegunigalsidase alfa, an investigational new drug product, is currently not approved by the U.S. Food and Drug Administration (FDA). The effectiveness and safety of pegunigalsidase alfa is under review, but has not yet been approved, by the FDA. Prior to FDA review and approval, no conclusions can be drawn on pegunigalsidase alfa’s efficacy and safety profile. When seeking expanded access, treating physicians should consider all possible risks of treatment with pegunigalsidase alfa. Access must be compliant with all applicable federal and state laws and regulations. Investigators should not seek reimbursement for product provided to patients who participate in a government funded insurance program.

About Fabry Disease

Fabry disease is an X-linked inherited disease that results from deficient activity of the lysosomal α-Galactosidase-A enzyme resulting in progressive accumulation of abnormal deposits of a fatty substance called globotriaosylceramide (Gb3) in the lysosomes throughout a person’s body. Fabry disease occurs in one person per 40,000 to 60,000. Fabry patients inherit a deficiency of the α-Galactosidase-A enzyme, which is normally responsible for the breakdown of Gb3. The abnormal storage of Gb3 increases with time and, accordingly, Gb3 accumulates, primarily in the blood vessel and tissues. The ultimate consequences of Gb3 deposition range from episodes of pain and impaired peripheral sensation to end-organ failure.

About PRX-102

PRX-102 (pegunigalsidase alfa) is a PEGylated enzyme replacement therapy (ERT) to treat Fabry disease that is now approved by the European Medicines Agency (EMA) and is under evaluation by the FDA. PRX-102 is a plant cell culture-expressed, and chemically modified stabilized recombinant version of, the α-Galactosidase-A enzyme. Protein sub-units are covalently bound via chemical cross-linking using short PEG moieties, resulting in a molecule with stable pharmacokinetic parameters. In clinical studies, PRX-102 has been observed to have a circulatory half-life of approximately 80 hours.

About Chiesi Global Rare Diseases

PRESS RELEASE

Chiesi Global Rare Diseases is a business unit of the Chiesi Group established to deliver innovative therapies and solutions for people affected by rare diseases. As a family business, Chiesi Group strives to create a world where it is common to have a therapy for all diseases and acts as a force for good, for society and the planet. The goal of the Global Rare Diseases unit is to ensure equal access so as many people as possible can experience their most fulfilling life. The unit collaborates with the rare disease community around the globe to bring voice to underserved people in the health care system.

For more information visit www.chiesirarediseases.com.

About Chiesi Group

Chiesi is an international, research-focused biopharmaceuticals group that develops and markets innovative therapeutic solutions in respiratory health, rare diseases, and specialty care. The company’s mission is to improve people’s quality of life and act responsibly towards both the community and the environment.

By changing its legal status to a Benefit Corporation in Italy, the US, and France, Chiesi’s commitment to create shared value for society as a whole is legally binding and central to company-wide decision-making. As a certified B Corp since 2019, we’re part of a global community of businesses that meet high standards of social and environmental impact. The company aims to reach Net-Zero greenhouse gases (GHG) emissions by 2035.

With over 85 years of experience, Chiesi is headquartered in Parma (Italy), operates in 31 countries, and counts more than 6,500 employees. The Group’s research and development centre in Parma works alongside 6 other important R&D hubs in France, the US, Canada, China, the UK, and Sweden.

For further information please visit www.chiesi.com.

About Protalix BioTherapeutics, Inc.

Protalix is a biopharmaceutical company focused on the development and commercialization of recombinant therapeutic proteins expressed through its proprietary plant cell-based expression system, ProCellEx. It is the first company to gain FDA approval of a protein produced through plant cell-based in suspension expression system. This unique expression system represents a new method for developing recombinant proteins in an industrial-scale manner. Protalix has licensed to Pfizer Inc. the worldwide development and commercialization rights to taliglucerase alfa, Protalix’s first product manufactured through ProCellEx, excluding in Brazil, where Protalix retains full rights.

Protalix’s development pipeline consists of proprietary versions of recombinant therapeutic proteins that target established pharmaceutical markets, including the

PRESS RELEASE

following product candidates: pegunigalsidase alfa, a modified stabilized version of the recombinant human α-Galactosidase-A protein for the treatment of Fabry disease; PRX-115, a plant cell-expressed recombinant PEGylated uricase for the treatment of severe gout; PRX-119, a plant cell-expressed long action DNase I for the treatment of NETs-related diseases; and others. Protalix has partnered with Chiesi Farmaceutici S.p.A., both in the United States and outside the United States, for the development and commercialization of pegunigalsidase alfa.

Protalix’s Forward-Looking Statements

To the extent that statements in this press release are not strictly historical, all such statements are forward-looking, and are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. The terms “expect,” “anticipate,” “believe,” “estimate,” “project,” “may,” “plan,” “will,” “would,” “should” and “intend,” and other words or phrases of similar import are intended to identify forward-looking statements. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made. These statements are based on Protalix’s current beliefs and expectations as to such future outcomes. Factors that might cause material differences include, among others: risks related to the timing, progress and likelihood of final approval by the FDA of the resubmitted Biologics License Application (BLA) by the PDUFA action date, if at all, and, if approved, whether the FDA will impose significant limitations on the use of PRX-102; risks related to the commercial success of PRX-102, and of Protalix’s other product and product candidates, if approved; the likelihood that the FDA, EMA or other applicable health regulatory authorities will approve an alternative dosing regimen; failure or delay in the commencement or completion of preclinical studies and clinical trials of our other product candidates which may be caused by several factors, including: slower than expected rates of patient recruitment; unforeseen safety issues; determination of dosing issues; lack of effectiveness during clinical trials; inability to satisfactorily demonstrate non-inferiority to approved therapies; inability or unwillingness of medical investigators and institutional review boards to follow our clinical protocols; and inability to monitor patients adequately during or after treatment; delays in the approval or potential rejection of any applications we file with the FDA, EMA or other health regulatory authorities for our other product candidates, and other risks relating to the review process; risks associated with the novel coronavirus disease, or COVID-19, outbreak, which may adversely impact our business, preclinical studies and clinical trials; the risk that the results of the clinical trials of our product candidates will not support the applicable claims of safety or efficacy, or that our product candidates will not have the desired effects or will be associated with undesirable side effects or other unexpected characteristics; risks related to our ability to maintain and manage our relationship with our collaborators, distributors or partners; our dependence on performance by third party providers of services and supplies, including without limitation, clinical trial services; the inherent risks and uncertainties in developing drug platforms and products of the type we are developing; the impact of development of competing therapies and/or technologies by

PRESS RELEASE

other companies and institutions; potential product liability risks, and risks of securing adequate levels of product liability and other necessary insurance coverage; and other factors described in our filings with the U.S. Securities and Exchange Commission. The statements in this press release are valid only as of the date hereof and we disclaim any obligation to update this information, except as may be required by law.

Chiesi Group Media Contact

Chiara Travagin

Rare Communication Manager

Tel: +39 348 8818985

Email c.travagin@chiesi.com

Alessio Pappagallo

Press Office Manager

Tel: +39 339 5897483

Email a.pappagallo@chiesi.com

Adam Daley

Berry & Company Public Relations

1-212-253-8881

adaley@berrypr.com

Protalix Investor Contact

Chuck Padala, Managing Director

LifeSci Advisors

646-627-8390

chuck@lifesciadvisors.com